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                                                                    EXHIBIT 10.3

                                  OFFICE LEASE

         THIS LEASE is made as of August 1, 1992, between Illinois Institute of Technology, an Illinois not-for-profit corporation (the "Landlord"), and DONLAR CORPORATION (the "Tenant") .

                                   ARTICLE 1

                            DEMISED PREMISES AND TERM

              A. Specific Locations and Terms. Subject to the terms, covenants and agreements herein contained, Landlord does hereby demise and lease to Tenant and Tenant hereby accepts the following spaces in the building commonly known as Building 90, Moffett Campus, 6502 Archer Road, Bedford Park, Illinois ("Building 90").

              (1) that certain space located on the second floor of Building 90 (the "Building 90 Space"), consisting of approximately 822 square feet identified by cross-hatching on the floor plan attached hereto as Exhibit A, for a term commencing on August 1, 1992 and ending on July 31, 1994, unless sooner terminated as provided herein or extended as provided in Article 23.

                                   ARTICLE 2

                                      RENT

              A. Rent During the Term of this Lease, Tenant shall pay rent for the Premises as follows:

              (1) for the Building 90 Space, Twelve Thousand Three Hundred Thirty and 00/100 Dollars ($12,330.00) per annum ($15.00 per square foot per annum), which shall be payable in equal monthly installments of One Thousand Twenty Seven and 50/100 Dollars ($1,027.50);

              (2) as used in this Lease, the term "Rent" shall mean the rent payable from time to time with respect to all of the Premises. Rent shall be payable in advance on the first day of each and every calendar month during the Term except that the first monthly payment shall be paid in advance on the date Tenant executes this Lease. If the Term ends on a day other than the first day of a calendar month, then the portion of the rent for the first full calendar month of the Term for which Rent is payable or the last calendar month of the Term, as the case may be, shall be prorated on the basis of 1/365th of the Rent (computed on an annual basis for the year of the Term closest to the month for which the proration is made) for each day of such fractional month.

              B. Payment of Rent. Rent and all other amounts becoming due from Tenant to Landlord hereunder shall be paid in lawful money of the United States to Landlord at its Comptroller's Office located at 3300 South Federal Street, Chicago, Illinois 60616 or as otherwise designated from time to time by written notice from Landlord to Tenant. The payment


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of rent hereunder is independent of each and every other covenant and agreement contained in this Lease and shall be payable without any prior demand therefor and without any deductions or set-offs whatsoever.

              C. Interest on Overdue Payments. All rent and any other amounts owed by Tenant to Landlord under this Lease shall be paid within five (5) days of the due date. After said five days' grace period all such amounts shall bear interest from the date due until the date paid at a rate equal to 2% (two percent) per annum above the Reference Rate, or at the maximum legal rate, whichever is lower. For purposes of this Lease, the term "Reference Rate" shall mean the rate of interest announced from time to time by Continental Illinois National Bank and Trust Company of Chicago, at Chicago, Illinois, as its reference rate, changing as and when said reference rate changes.

                                   ARTICLE 3

                                       USE

              A. Permitted Uses. Tenant shall use and occupy the Premises for office and laboratory purposes and for no other purpose whatsoever. Tenant shall not use or permit upon the Premises anything that will invalidate any policies of insurance now or hereafter carried on the Building. Tenant will pay all extra insurance premiums which may be caused by the use which Tenant shall make of the Premises. Tenant will not use or permit upon the Premises anything that may be dangerous to life or limb. Tenant will not in any manner deface or injure the Building or any part thereof or overload the floors of the Premises. Tenant will not do anything or permit anything to be done upon the Premises in any way tending to create a nuisance, or tending to disturb any other tenant or occupant of the Building or the occupants of neighboring property or tending to injure the reputation of the Building. Tenant will promptly and fully comply with all governmental, health and police requirements and regulations respecting the Premises. Tenant will not use the Premises for lodging or sleeping purposes or for any immoral or illegal purposes. Tenant shall not conduct nor permit to be conducted on the Premises any business which is contrary to any of the laws of the United States of America or of the State of Illinois or the Village of Bedford Park, Illinois. Tenant shall not at any time manufacture, sell, use or give away, and shall not at any time permit the manufacture, sale, use or gift of any alcoholic liquors or controlled substances on the Premises. Tenant shall not at any time sell, purchase or give away or permit the sale, purchase or gift of, food in any form on the Premises. Notwithstanding the foregoing, if Tenant makes a written request of Landlord as to whether any proposed use Tenant shall desire to make of or conduct within the Premises will invalidate any policies of insurance carried by Landlord on the Premises or the Building or will increase the rate of insurance on the Premises or on the Building, Landlord shall, within thirty (30) days of such request, inform Tenant as to whether such proposed use will have either or both of such effects. If Landlord does not so inform Tenant, such use shall be deemed not to invalidate or increase the premiums on any policies of insurance and, so long as Landlord does not notify Tenant that such use is not permitted pursuant to this Article 3, Tenant shall be free to conduct such use without becoming obligated for paying any extra insurance premiums or supplying any substitute policies of insurance.



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              B. Hazardous Substances. If Tenant is using any hazardous
substance on the Premises, Tenant shall notify Landlord of such use and shall identify to Landlord the hazardous substance. Tenant shall establish and maintain a system for the disposal of chemical wastes that is safe and environmentally acceptable. Tenant shall bear the full responsibility to track and account for the hazardous chemicals and wastes from the time they are generated until their ultimate disposal. This shall be accomplished according to applicable federal and state laws, such as (but not limited to) the Resources Conservation and Recovery Act 6 (RCHA) of 1976, the Hazardous and Solid Waste Amendments (HSWA) of 1980, the Superfund Amendments and Reauthorization Act
(SARA) of 1986, and the Illinois Environmental Protection Act, pursuant to 35 Illinois Administrative Code. Landlord in no way accepts any ownership, responsibility, or liability for said chemicals. Failure to comply with the requirements of this clause shall have the right to cure that default pursuant to Section 20 of this Lease. Tenant shall notify Landlord's Health and Safety Officer of all hazardous substances brought into or stored on the Premises. For purposes of this Lease, "hazardous substances" shall include those substances defined as hazardous by the U.S. Environmental Protection Agency, radioactive substances and any other substances which would pose a threat to person, property or the environment.

         No hazardous wastes, hazardous substances, regulated substances, fumes, sound, vibration, or radiation in any form are presently being or during the term of this Lease shall be discharged, emitted or released, by Landlord or Tenant, into the Building from any source in excess of applicable workplace exposure constraints imposed by OSHA.

         Landlord shall exercise its best efforts to assure that, based on hazardous waste, hazardous substance, and regulated substance information supplied to Landlord by Tenant and other tenants in the Building, that during the term of this Lease no activities involving incompatible hazardous wastes, hazardous substances, or regulated substances will be conducted within a proximity reasonably expected to result in any adverse reaction or consequences, including but not limited to worker exposures in excess of any applicable workplace exposure constraint imposed by OSHA, without notice of the potential for such adverse occurrence to Tenant.

                                   ARTICLE 4

                                    SERVICES

              A. Utility Services. Landlord shall furnish utility services to the Premises at such time and in such amounts as Landlord deems reasonably necessary for the comfortable use of the Premises as an office area. The utility services to be provided by Landlord to the Premises shall include electricity, steam heat and air conditioning. Landlord will use reasonable efforts to avoid interruptions in the utility services to be provided hereunder, provided that Landlord shall not be liable for interruptions caused by war, insurrection, civil commotion, riots, acts of God, governmental action, repairs, renewal, improvements, alterations, strikes, lockouts, picketing (whether legal or illegal), and other labor disputes, accidents, inability of Landlord to obtain fuel, supplies or utility services (after using reasonable efforts), restrictive governmental laws and regulations, riots, insurrections, war, fuel shortages, casualties, acts of God, acts of or circumstances caused by Tenant, unless resulting from Landlord's failure to pay for such utility services (or by Tenant's agents, employees, contractors, licensees or invitees, unless resulting


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from Landlord's failure to pay for such utility services) or any other cause or causes beyond the reasonable control of Landlord. Any such interruption of service shall never render Landlord liable to Tenant for damages or relieve Tenant from performance of Tenant's obligation under this Lease. Landlord shall not inhibit Tenant's access to telephone lines and services for purposes of providing telephone service to the Premises.

              B. Other Services. Landlord shall provide janitorial services to the Premises and common areas of the Building at such times and to such extent as Landlord deems reasonably necessary for the comfortable use, in Landlord's opinion, of the Premises as an office area, but in any such event such services shall be at the same level of quality as is generally provided by Landlord to other tenants and occupants of the Building. If at time thereafter Tenant shall be reasonably dissatisfied with respect to the level of quality of janitorial services provided by Landlord, then Tenant shall notify Landlord specifying its objections within ten (10) days notice to Landlord as Tenant's sole and exclusive remedy, unless Landlord shall not have afforded Tenant the same level of quality of janitorial services as is generally provided by Landlord to other tenants and occupants of the Building, in which case Tenant may pursue any other rights or remedies it may have at law or in equity.

                                   ARTICLE 5

                              CONDITION OF PREMISES

         No promise of Landlord to alter, remodel, repair or improve the Premises or the Building and no representations respecting the condition of the Premises or the Building have been made by Landlord to Tenant, other than as may be contained herein. Tenant's taking possession of any portion of the Premises shall be conclusive evidence as against Tenant that such portion of the Premises were in good order and satisfactory condition.

                                   ARTICLE 6

                                     REPAIRS

              A. Tenant Repairs. Except as otherwise provided in Article 9 of this Lease and subject to the provisions of Article 7 of this Lease, Tenant shall, at its sole cost and expense, keep the Premises in good order, repair and tenantable condition at all times during the Term, ordinary wear and tear and casualty excepted. Tenant shall promptly arrange with Landlord at Tenant's sole cost and expense for the repair of all damages to the Premises and for the replacement or repair of all damaged or broken glass, fixtures and appurtenances within any reasonable period of time specified by Landlord. If Tenant does not promptly make such arrangements, Landlord may, but need not, make such repairs and replacements and the costs paid or incurred by Landlord for such repairs and replacements (including Landlord's reasonable overhead) shall be deemed additional Rent reserved under this Lease due and payable forthwith.

              B. Landlord Repairs. Landlord may, but shall not be required so to do, enter the Premises at all reasonable times, upon reasonable prior oral notice (except in case of emergency), to make any repairs, alterations, improvements or additions necessary for the safety, maintenance, repair, preservation or improvement of the Building, or as Landlord may be


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required or requested to do by the Village of Bedford Park, by the order or decree of any court or by any other proper authority or as a result of the requirements of any other tenant or occupant of the Building. In the event Landlord or its agents or contractors shall elect or be required to make repairs, alterations, improvements or additions to the Premises or the Building, Landlord shall be allowed to take into and upon the Premises all material that may be required to make such repairs, alterations, improvements or additions and, during the continuance of any of said work, to temporarily close doors, entryways, public space and corridors in the Building and to interrupt or temporarily suspend any services and facilities without being deemed or held liable for damages to Tenant's property, business or person, and the Rent reserved herein shall in no way abate while said repairs, alterations, improvements or additions are being made, unless and to the extent the Premises or any portion thereof become untenantable or such repairs, alterations, improvements or additions unreasonably interfere with Tenant's ability to gain access to or conduct its business in the Premises, but in no event shall Tenant be entitled to maintain any set-off or counterclaim for damages of any kind against Landlord by reason thereof. Landlord may, at its option, make all such repairs, alterations, improvements or additions in and about the Building and the Premises during ordinary business hours, but if Tenant desires to have the same done at any other time, Tenant shall pay for all overtime and additional expenses resulting thereof. Nothing contained in this Paragraph B shall be construed as requiring Landlord to keep (i) the common elements, such as entrances, stairways, lobbies, washrooms or corridors of the Building, (ii) any landscaped areas outside the Building, (iii) any other areas, facilities or appurtenances from time to time provided for use in common by Tenant and other tenants or occupants of the Building, (iv) the structure or exterior portions of the Building or (v) the utility systems of the Building (including mechanical, electrical, plumbing, elevator, life safety or fire protection) in any particular state of repair or condition, but if Tenant shall at any time be reasonably dissatisfied with respect to the state of repair or condition of any of the same, then Tenant shall notify Landlord specifying its objection to the same and, if Landlord shall not have corrected the source of such objections within thirty (30) days after such notice of any of the same, then Tenant shall have the right to terminate this Lease upon not less than ten (10) days notice to Landlord as Tenant's sole and exclusive remedy.

                                   ARTICLE 7

                                   ALTERATIONS

              A. Tenant Alterations. Tenant shall not, without the prior written consent of Landlord in each instance obtained, make any repairs, replacements, alterations, improvements or additions to the Premises; provided, however, that Landlord's consent shall not be required for minor electrical work, decorating, cosmetic changes or repairs not in any case affecting the structure or exterior appearance of the Building. In the event Tenant desires to make any alterations, improvements or additions which require Landlord's consent pursuant to this
Article 7, or any repairs or replacements pursuant to Article 6 of this Lease involving the structure or exterior appearance of the Building, Tenant shall prior to commencing any such work:

              (1) Submit to Landlord plans and specifications showing such work in reasonable detail and obtain Landlord's prior written approval, which approval shall not be unreasonably withheld and if notice of approval or disapproval, as the case may be, shall not be delivered by Landlord to Tenant within ten (10)


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              business days after Landlord's receipt of such plans and
              specifications the same shall be deemed approved;

              (2) Provide for the benefit of Landlord and the Building such security measures with respect to construction traffic, delivery of materials and other similar issues as Landlord may reasonably require, as well as all necessary permits evidencing compliance with all ordinances and regulations of the Village of Bedford Park or any department or agency thereof, and with the requirements of all statutes and regulations of the State of Illinois or any department or agency thereof;

              (3) Provide Landlord with certificates of insurance in forms and amounts reasonable and customary naming Landlord as an additional insured when required by Landlord; and

              (4) Comply with such other requests as Landlord may reasonably make in connection with such work.

              B. Contracts and Landlord's Reimbursement. All such work shall be done at Tenant's expense by employees of or contractors hired by Landlord unless Landlord gives its prior written consent (which consent shall not be unreasonably withheld or delayed) to Tenant's hiring its own contractors or using its own employees. All repairs, replacements, alterations, improvements and additions shall be constructed in a good and workmanlike manner and only new materials shall be used. Tenant shall promptly pay to Landlord or to Tenant's contractors, as the case may be, when due, the cost of all such work and of all decorating required by reason thereof. Tenant shall also pay to Landlord two percent (2%) of this cost of such work to reimburse Landlord for all overhead, fees and other costs and expenses arising from Landlord's involvement with such work if Landlord's employees perform such work.

              C. Indemnity. Tenant hereby agrees to protect, defend, indemnify and hold Landlord, and its agents, officers and employees, the Building and the Property harmless from and against any and all liabilities of every kind and description which may arise out of or in connection with any repairs, replacements, alterations, improvements or additions made by Tenant and shall at all times keep the Premises and Building free from any and all mechanics' or materialman's liens.

              D. Tenant Obligations Upon Completion. Upon completing any of such repairs, replacements, alterations, improvements or additions (provided the same required Landlord's prior consent), Tenant shall furnish to Landlord contractors' affidavits and full and final waivers of lien and receipted bills covering all labor and material expended and used.

              E. Landlord's Property. All alterations, improvements, additions, repairs, or replacements, whether temporary or permanent in character, including, without limitation, wall coverings, non-detachable carpeting and other floor coverings, special lighting installations, built-in or attached shelving or cabinetry and non-detachable mirrors, made by Landlord or Tenant in or upon the Premises shall become Landlord's property and shall remain upon the Premises at the termination of this Lease by lapse of time or otherwise without compensation to


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Tenant (excepting only Tenant's movable office furniture, trade fixtures, office equipment and other movable personal property). Notwithstanding the foregoing, Landlord shall have the right to require Tenant to remove such alterations, improvements, additions, repairs or replacements at Tenant's sale cost and expense in accordance with the provisions of Article 16 of this Lease, unless such items were installed in the Premises with Landlord's prior written consent or were of a nature that Landlord's consent to make or install the same was not required pursuant to Paragraph A of this Article 7.

                                   ARTICLE 8

                             COVENANT AGAINST LIENS

         Landlord's title is and always shall be paramount to the title of Tenant. Nothing contained in this Lease shall authorize or empower Tenant to do any act which shall in any way encumber Landlord's title to the Building or Premises, nor in any way subject Landlord's title to any claims by way of lien or encumbrance whether claimed by operation of law or by virtue of any expressed or implied contract of Tenant. Tenant has no authority or power to cause or permit any lien or encumbrance of any kind whatsoever, whether created by operation of law, act of Tenant or otherwise, upon the Building or Premises, and any and all liens and encumbrances created by act or omission of Tenant shall attach only against Tenant's interest and shall in all respects be subordinate to Landlord's title to the Building and Premises. If Tenant has not removed or bonded over any such lien or encumbrance within thirty (30) days after written notice to Tenant by Landlord, Landlord may, but shall not be obligated to, pay the amount necessary to remove such lien or encumbrance, without being responsible for making any investigation as to the validity or accuracy thereof, and the amount so paid, together with all costs and expenses (including reasonable attorneys' fees) incurred by Landlord in connection therewith, and interest thereon at the rate set forth in Paragraph C of Article 2, shall be deemed additional rent reserved under this Lease due and payable forthwith.

                                   ARTICLE 9

                    DAMAGE OR DESTRUCTION BY FIRE OR CASUALTY

              A. Landlord's Rights in Event of Damage or Destruction. If the Premises or any material part of the Building that houses machinery or equipment used in operation of the Building shall be damaged by fire or other casualty, Landlord may elect:

              (1) to terminate this Lease as of the date of the fire or casualty by notice to Tenant within ninety (90) days after such date, or

              (2) to proceed to repair and restore with reasonable promptness the same (subject to reasonable delays for insurance adjustments and delays of the nature described in Paragraph O of Article 31), in which case this Lease shall not terminate. Notwithstanding anything to the contrary herein set forth, Landlord shall have no duty pursuant to this Article 9 to repair or restore any portion of the alterations, additions or improvements owned or made by Tenant in the Premises


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              or to expend for any repair or restoration amounts in excess of insurance proceeds paid to Landlord and available for repair or restoration.

         If Landlord elects to proceed pursuant to subparagraph (2) of this Paragraph A, Landlord shall so notify Tenant within ninety (90) days after the date of such fire or casualty, which notice shall contain Landlord's reasonable estimate of the date on which the Premises will be ready for Tenant's occupancy as evidenced by a certificate of occupancy issued by the Village of Bedford Park or certificate of substantial completion issued by Landlord's architect for the uses and with the services contemplated herein ("Reoccupancy Date"), and whether Landlord does not reasonably believe it has sufficient insurance proceeds or other resources to fully repair or restore the Building and Tenant's Premises. In the event such estimate indicates that the Reoccupancy Date shall be more than 150 days from the date of the fire or other casualty or Landlord's notice indicates it does not have sufficient insurance proceeds or other resources to fully repair or restore the Building and Tenant's Premises, Tenant shall have the right to terminate this Lease as of the date of such casualty (as Tenant's sole and exclusive remedy) by giving written notice thereof to Landlord not later than thirty (30) days after Landlord's notice. If Landlord's estimate indicates that the Reoccupancy Date will be within 150 days from the date of the fire or casualty, Landlord's notice indicates it reasonably expects to have sufficient insurance proceeds or other resources to fully repair or restore the Building and Premises or if Tenant fails to exercise its right to terminate this Lease, as aforesaid, this Lease shall remain in full force and effect; provided, however, if the Premises are not so ready for Tenant's occupancy for the uses and with the services contemplated herein by the Reoccupancy Date, Tenant, on thirty (30) days prior written notice to Landlord, shall have the right to terminate this Lease; provided, however, that if Landlord in fact substantially completes such repairs or restorations to the Building and Premises within said thirty (30) day period, Tenant's notice to terminate shall be of no force or effect and this Lease shall remain in full force and effect.

              B. Rent Abatement. In the event any such fire or casualty damage is not caused by the act or neglect of Tenant, its agents or employees, but renders the Premises untenantable, and if this Lease shall not be terminated pursuant to the foregoing provisions of this Article 9 by reason of such damage, then Rent shall abate on a per diem basis during the period beginning with the date of such damage and ending with the date when Landlord tenders the Premises to Tenant as being ready for occupancy. In the event that only a portion of Premises is untenantable, such abatement shall be in an amount equal to the total amount of Rent for such period multiplied by the ratio of the number of square feet in the Premises that is not ready for occupancy from time to time to the total number of square feet in the entire Premises. In the event of termination of this Lease pursuant to this Article 9, Rent shall be apportioned on a per diem basis and be paid to the date of the fire or casualty.

              C. No Consequential Damage. In no event shall Landlord be liable to Tenant for loss of profits or indirect, special or consequential damages arising out of the partial or total damage to or destruction of the Premises or the Building by fire or other casualty.


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                                   ARTICLE 10

                                    INSURANCE

              A. Insurance to be Maintained by Tenant. Tenant shall maintain the following policies of insurance during the entire Term with companies as reasonably approved by Landlord, but with increases in limits of liability as Landlord may from time to time reasonably request:

              (1) Property. Insurance covering the full replacement value of all t Tenant's fixtures and improvements including, but not limited to, special wall and floor coverings, special lighting fixtures, built-in cabinets and bookshelves and of all Tenant's contents, furniture, equipment or other items of personal property on the Premises against all risk of direct physical loss or damage, including but not limited to, fire, lighting, sprinkler leakage, water damage, vandalism and malicious mischief, theft, explosion, and such other similar risks insured against under the typical extended coverage form.

              (2) Liability. Comprehensive general liability coverage for Tenant and its agents and employees covering claims for personal injury, including death, and property damage occurring in and about the Premises under insurance policies offering coverage of not less than One Million and no/100 Dollars ($1,000,000.00) per person and per occurrence.

              B. Evidence of Insurance. Tenant shall, prior to the Commencement Date, furnish to Landlord certificates evidencing such policies of insurance. Within thirty (30) days of receipt of a written request by Landlord (but in no event more than once in each calendar year) Tenant shall provide Landlord with a certificate of insurance evidencing that the insurance Tenant is obligated to provide hereunder is currently in force.

              C. Mutual Waiver of Subrogation. Landlord and Tenant agree to have any and all property insurance policies issued to either of them contain a clause providing that any release from liability of or waiver of claim for recovery from the other party entered into in writing by the insured prior to any loss or damage shall not affect the validity of said policy or the right of the insured to recover thereunder, and providing further that the insured waives all rights of subrogation which such insurer may have, against the other party. Without limiting any release or waiver of liability or recovery contained in any other provision of this Lease, but rather in confirmation in furtherance thereof, each of the parties hereto waives any and all rights of action against the other which may arise on account of damage to the Premises or Building or either party's property located in the Premises or in the Building resulting from fire or any other casualty of the kind covered by standard fire insurance policies with extended coverage, regardless of whether or not, or in what amounts, such insurance is now or hereafter carried by the parties.


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                                   ARTICLE 11

                                  CONDEMNATION

         If the entire Building or land on which the Building is located shall be taken or condemned for any public or quasi-public use or purpose, or conveyed under threat of any such taking or condemnation, then the Term and this Lease shall terminate upon the date when possession of the Building and land is taken or conveyed to the condemning authority. If less than all, but any material part of the Premises or Building or land on which the Building is located shall be taken or condemned for any public or quasi-public use or purpose, or conveyed under threat of any such taking or condemnation, or if any adjacent property or street shall be condemned or improved in such manner as to require the use of any part of the Premises or of the Building, the Term and this Lease, at the option of Landlord, shall terminate upon the date when possession of the part so taken or conveyed shall be taken or conveyed to the condemning authority for such use or purpose. Landlord shall be entitled to receive the entire award with respect to any such taking or condemnation without any payment to Tenant, Tenant hereby assigning to the Landlord Tenant's interest therein, if any, but Rent shall be apportioned as of the date of any such termination.

         In the event that the Landlord does not elect to terminate the Term and this Lease as provided in the preceding paragraph, this Lease shall continue and Landlord will restore the Premises or Building; provided, however, that if the Premises cannot in Tenant's reasonable opinion be restored to a tenantable condition or size similar to that before such taking or if in Tenant's reasonable opinion the Premises or any substitute Premises offered by Landlord cannot be effectively used for the purposes contemplated herein, Tenant shall have the right to terminate this Lease effective as of the date when possession of the part so taken or conveyed shall be taken by or granted to the condemning authority upon not more than thirty (30) days notice to Landlord given not more than thirty (30) days after the date when possession is taken or granted. In the event neither Landlord nor Tenant shall elect to terminate this Lease, as aforesaid, and the Premises or a portion of the Premises is untenantable during the period of restoration, all Rent under this Lease shall abate on a per diem basis, with the amount of the abatement equal to the total amount of square feet in the untenantable portion of the Premises to the total number of square feet in the entire Premises.

                                   ARTICLE 12

                         WAIVER OF CLAIMS AND INDEMNITY

              A. Tenant's Indemnity. Tenant agrees to indemnify, defend and hold Landlord harmless from and against any claim of liability or loss from personal injury or property damage resulting from or arising out of the use and occupancy of the Premises by Tenant, its agents or employees during the Term of this Lease.

              B. Limitation of Landlord's Liability. Except for any loss or damage resulting from Landlord's negligence or more culpable conduct, including negligence or more culpable conduct relating to Landlord's maintenance and repair of the Building and its systems, Tenant releases Landlord and its agents and employees from and waives all claims for, and Landlord


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shall not be liable for, (i) any damage occasioned by Landlord's failure to keep the Building or the Premises or any part of any thereof in repair, nor for any damage done or occasioned by or from plumbing, gas, water, sprinkler, steam or other pipes or sewerage or the bursting, leaking or running of any pipes, tanks or plumbing fixtures, in, above, upon or about the Premises; (ii) any damage occasioned by water, snow or ice being upon or coming through the roof; (iii) any damages arising from acts or neglect of any co-tenants or other occupants of the Building or of any owners of adjacent or contiguous property; or (iv) any theft or misappropriation of any of Tenant's personal property or trade fixtures located from time to time in or on the Premises.

                                   ARTICLE 13

                                    NONWAIVER

         No waiver of any condition expressed in this Lease shall be implied by any neglect of Landlord to enforce any remedy on account of the violation of such condition if such violation is continued or subsequently repeated, and no express waiver by Landlord shall affect any condition other than the one specified in such waiver and that one only for the time and in the manner specifically stated. No receipt of moneys by Landlord or its agent from Tenant after the termination in any way of the Term or of Tenant's right of possession hereunder or after the giving of any notice shall reinstate, continue or extend the Term or affect any notice given to Tenant prior to the receipt of such moneys, it being agreed that after the service of notice or the commencement of a suit or after final judgment for possession of the Premises, Landlord may receive and collect any Rent or other sums due, and such payment shall not waive or affect said notice, suit or judgment.

         No waiver of any condition expressed in this Lease shall be implied by any neglect of Tenant to enforce any remedy on account of the violation of such condition if such violation is continued and subsequently repeated, and no express waiver by Tenant shall affect any condition other than the time and in the manner specifically stated, unless and to the extent expressly provided otherwise herein, and no payment of Rent as provided herein shall be deemed to be a waiver by Tenant of any of its other rights under this Lease, unless made after the expiration of any time period during which any other right to Tenant is required to be exercised.

                                   ARTICLE 14

                                WAIVER OF NOTICE

         Except as provided herein Article 15 hereof, Tenant hereby expressly waives the service of any notice of intention to terminate this Lease or to re-enter the Premises and waives the service of any demand for payment of Rent or for possession and waives the service of any other notice or demand prescribed by any statute or other law.

                                   ARTICLE 15

                     DEFAULT: LANDLORD'S RIGHTS AND REMEDIES

              A. Default. The occurrence of anyone or more of the following matters constitutes a default ("Default") by Tenant under this Lease:

              (1) Failure by Tenant to pay any Rent within five (5) days after the due date;

              (2) Failure by Tenant to pay, within fifteen (15) days after notice thereof from Landlord to Tenant, any other moneys required to be paid by Tenant under this Lease;

              (3) Failure by Tenant to observe or perform any of the covenants in respect of assignment and subletting set forth in Article 24;

              (4) Failure by Tenant to cure forthwith, immediately after receipt of notice from Landlord, any hazardous condition which Tenant has created in violation of law or of this Lease;

              (5) Failure by Tenant to observe or perform any other covenant, agreement, condition or provision of this Lease, if such failure shall continue for thirty (30) days after notice thereof from Landlord to Tenant, unless such failure cannot reasonably be cured within said thirty (30) day period, in which case a Default shall be deemed to have occurred only if Tenant has not commenced said cure with said thirty (30) day period, or does not continue to diligently pursue the cure of such failure with the shortest time reasonably possible thereafter or does not in all events cure such failure within 120 days after notice thereof from Landlord to Tenant;

              (6) The levy upon under execution or the attachment by legal process of the leasehold interest of Tenant, or the filing or creation of a lien in respect of such leasehold interest, which lien shall not be released, bonded over or discharged within the time period provided in Article 8;

              (7) Tenant vacates or abandons the Premises or fails to take possession of the Premises when available for occupancy (the transfer of a substantial part of the operations, business, and personnel of Tenant to some other location being deemed, without limiting the meaning of the term "vacates" or "abandons", to be vacation or abandonment within the meaning of this subparagraph
              (7), unless Tenant thereafter continues to pay the Rent due under this Lease);

              (8) Tenant becomes insolvent or bankrupt or admits in writing its inability to pay its debts as they mature, or makes an assignment for the benefit of creditors, or applies for or consents to the appointment of a trustee or receiver for Tenant or for the major part of its property;

              (9) A trustee or receiver is appointed for Tenant or for the major part of its property and is not discharged within sixty (60) days after such appointment; or

              (10) To the extent permitted by Law, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings for relief under any bankruptcy law, or similar law for the relief of debtors, are instituted (a) by Tenant or (b) against Tenant and are allowed against it or are consented to by it or are not dismissed within sixty (60) days after being instituted.

              B. Landlord's Remedies. If a Default occurs, Landlord shall have the rights and remedies hereinafter set forth, which shall be distinct, separate or cumulative, at Landlord's option, and shall not operate to exclude or deprive Landlord of any other right or remedy allowed it by law:

              (1) Landlord may terminate this Lease by giving to Tenant notice of Landlord's election to do so, in which event the Term of this Lease shall end, and all right, title and interest of Tenant hereunder shall expire on the date stated in such notice which shall be no sooner than ten (10) days after Landlord's delivery of such notice;

              (2) Landlord may terminate the right of Tenant to possession of the Premises without terminating this Lease by giving notice to Tenant that Tenant's right of possession shall end on the date stated in such notice, which shall be no sooner than ten days after Landlord's delivery of such notice, whereupon the right of Tenant to possession of the Premises or any part thereof shall cease on the date stated in such notice; and

              (3) Landlord may enforce the provisions of this Lease and may enforce and protect the rights of Landlord hereunder by a suit or suits in equity or at for the specific performance of any covenant or agreement contained herein, or for the enforcement of any other appropriate legal or equitable remedy, including recovery of all moneys due or to become due from Tenant under any of the provisions of this Lease.

              C. Possession. If Landlord exercises either of the remedies provided for in subparagraphs (1) and (2) of paragraph B of this Article 5, Tenant shall surrender possession and vacate the Premises and immediately deliver possession thereof to Landlord pursuant to the provisions of Article 16. Landlord may re-enter and take complete and peaceful possession of the Premises, with or without process of law, full and complete license so to do being hereby granted to Landlord, and Landlord may remove all occupants and property therefrom, using such force as may be necessary, without being deemed in any manner guilty of trespass, eviction or forcible entry and detainer and without relinquishing Landlord's right to Rent, additional rent, any other sums due hereunder or any other right given to Landlord hereunder or by operation of law.

              D. Rent Without Termination of Lease. If Landlord terminates the right of Tenant to possession of the Premises without terminating this Lease, such termination of possession shall not release Tenant, in whole or in part, from Tenant's obligation to pay the Rent or any additional rent payable hereunder for the full Term. In addition, Landlord shall have the right, from time to time, to recover from Tenant, and Tenant shall remain liable for Rent, additional rent and any other sums thereafter accruing as they become due under this Lease during the period from the date of such notice of termination of possession to the stated end of the Term.

         Landlord may, but, unless otherwise required by law, shall be under no obligation to, relet the Premises or any part thereof for the account of Tenant for such rent, for such time (which may be for a term extending beyond the Term of this Lease) and upon such terms as Landlord in Landlord's sole discretion shall determine, and Landlord, unless otherwise required by law, shall not be required to accept any tenant offered by Tenant or to observe any instructions given by Tenant relative to such reletting. Landlord may make repairs, alterations and additions in or to the Premises and redecorate the same to the extent deemed by Landlord necessary or desirable and in connection therewith change the locks to the Premises, and Tenant shall upon demand pay the cost thereof together with Landlord's expenses of reletting. Landlord may collect the rents from any such reletting and apply the same first to the payment of the expense of reentry, redecoration, repair and alterations and the expenses of reletting and second, to the payment of Rent or additional rent herein provided to be paid by Tenant, and any excess or residue shall operate only as an offsetting credit against the amount of Rent or additional rent due and owing or as the same thereafter becomes due and payable hereunder, but the use of such offsetting credit to reduce the amount of Rent or additional rent due Landlord, if any, shall not be deemed to give Tenant any right, title or interest in or to any credit on its indebtedness to Landlord in excess of the aggregate sum which would have been paid by Tenant for the period for which the credit to Tenant is being determined, had no Default occurred, and any such excess or residue shall belong to Landlord solely.

         No re-entry or repossession, repairs, alterations and additions, or reletting by Landlord shall be construed as an eviction or ouster of Tenant or as an election on Landlord's part to terminate this Lease, unless a written notice of such intention is given to Tenant, or shall operate to release Tenant in whole or in part from any of Tenant's obligations hereunder. Landlord may, at any time and from time to time, sue and recover judgment for any deficiencies from time to time remaining after the application from time to time of the proceeds of any such reletting.

              E. Damages Upon Termination of Lease. In the event of the termination of this Lease by Landlord as provided for by subparagraph (1) of paragraph B of this Article 15, Landlord shall be entitled to recover from Tenant all the fixed dollar amounts of Rent accrued and unpaid for the period up to and including such termination date, as well as all other additional rent or sums payable by Tenant, or for which Tenant is liable or in respect of which Tenant has agreed to indemnify Landlord under any of the provisions of this Lease, which may be then owing and unpaid. Landlord may also recover all costs and expenses, including court costs and attorneys' fees incurred by Landlord in the enforcement of its rights and remedies hereunder. In addition, Landlord shall be entitled to recover as damages for loss of the bargain and not as a penalty (a) the aggregate sum which at the time of such termination represents the excess, if any, of the present value of the Rent at the same annual rate for the remainder of the Term as then in effect pursuant to the applicable provisions of Article 2 or Article 23 of this Lease, over the then present value of the then aggregate fair rental value of the Premises for the balance of the Term, such present worth to be computed in each case on the basis of a discount rate equal to two percent (2%) per annum below the Reference Rate in effect at the time Landlord delivers its notice pursuant to subparagraph (1) of Paragraph B of this Article 15; and (b) any damages in addition thereto, including reasonable attorneys' fees and court costs, which Landlord shall have sustained by reason of the breach of any of the covenants .of this Lease other than for the payment of Rent.

              F. Bankruptcy. Notwithstanding anything contained in Paragraph A
(10) of this Article 15, in the event that Tenant shall be adjudged bankrupt, or a trustee in bankruptcy shall be appointed for Tenant, Landlord and Tenant agree, to the extent permitted by law, to request that the trustee in bankruptcy shall determine within sixty (60) days thereafter whether to assume or reject this Lease.

                                   ARTICLE 16

                             SURRENDER OF POSSESSION

              A. Tenant's Obligations on Termination of Possession. On or before the date this Lease and the Term hereby created terminates, or on or before the date Tenant's right of possession terminates, whether by lapse of time or at the option of Landlord, Tenant shall:

              (1) restore the Premises to the same condition as they were in at the beginning of the Term, ordinary wear and tear or damage by fire or other casualty excepted;

              (2) remove those alterations, improvements or additions installed for or during Tenant's occupancy, whether installed by Landlord or Tenant, or acquired by Tenant from former tenants, which Landlord shall request Tenant to remove, unless such items were installed in the Premises prior to the date hereof, were installed with Landlord's prior written consent or were of a nature that Landlord's consent to make or install the same was not required pursuant to Paragraph A of Article 7;

              (3) remove from the Premises and the Building all of Tenant's movable office furniture, trade fixtures, and other movable personal property; ,

              (4) surrender possession of the Premises to Landlord in a clean condition free of all rubbish and debris; and

              (5) surrender all keys of the Premises to Landlord and make known to Landlord the combination of all locks on the Premises.

              B. Failure to Surrender Possession. If Tenant shall fail or refuse to surrender possession of the Premises to Landlord on or before the date specified in Paragraph A of this Article 16, Landlord may forthwith re-enter the Premises and repossess itself thereof as of its former estate and remove all persons and effects therefrom, using such force as may be necessary, without being guilty of any manner if trespass or forcible entry or detainer and, in addition, may put the Premises in the condition required pursuant to said Paragraph A and recover from Tenant Landlord's cost of so doing. Without limiting the generality of the foregoing, Tenant agrees to pay Landlord, upon demand, the cost of restoring the walls, ceilings and floors of the Premises to the same condition that existed prior to the date of the commencement of the alterations, improvements, or additions made by or for Tenant's occupancy (or a prior tenant's occupancy if such alterations, improvements or additions were acquired by Tenant from a former tenant) of the Premises, ordinary wear and tear or damage by fire or other casualty excepted, unless such items were installed in the Premises prior to the date hereof, were installed with Landlord's prior written consent or were of a nature that Landlord's consent to make or install the same was not required pursuant to Paragraph A of Article 70.

              C. Failure to Remove Personal Property and Trade Fixtures. If Tenant shall fail or refuse to comply with Tenant's duty to remove all personal property or trade fixtures from the Premises and the Building on or before the above-specified date, the parties hereto agree and stipulate that Landlord may enter into and upon the Premises and may, at its election:

              (1) treat such failure or refusal as an offer by Tenant to transfer title to such personal property to Landlord, in which event title thereto shall thereupon pass under this Lease as a bill of sale to and vest in Landlord absolutely without any cost either by set-off, credit allowance or otherwise, and Landlord may retain, remove, sell, donate, destroy, store, discard, or otherwise dispose of all or any part of said personal property or trade fixtures in any manner that Landlord shall choose; provided, however, that Landlord shall be solely liable for any claims of liability or loss from personal injury or property damage resulting from the manner in which any such personal property or trade fixtures are removed, destroyed, discarded or otherwise disposed of (but in no event shall Landlord be so liable to Tenant); or

              (2) treat such failure or refusal as conclusive evidence, on which Landlord or any third party shall be entitled absolutely to rely and act, that Tenant has forever abandoned such personal property or trade fixtures, and without accepting title thereto, Landlord may, at Tenant's expense, remove, store, destroy, discard or otherwise dispose of all or any part thereof in any manner that Landlord shall choose without incurring liability to Tenant or to any other person; provided, however, that Landlord shall be solely liable for any such personal property or trade fixtures are removed, destroyed, discarded or otherwise disposed of (but in no event shall Landlord be so liable to Tenant).

         In no event shall Landlord ever become or accept or be charged with the duties of a bailee (either voluntary or involuntary) of any personal property or trade fixtures, and the failure of Tenant to remove all personal property and trade fixtures from the Premises and the Building shall forever bar Tenant from bringing any action or from asserting any liability against Landlord with respect to any such property or fixtures which Tenant fails to remove.

                                   ARTICLE 17

                                  HOLDING OVER

         Tenant shall pay to Landlord for each day Tenant retains possession of the Premises or any portion thereof after the termination of this Lease, whether by lapse of time or otherwise, an amount which is double the amount of rent per day (computed on year of 365 days) based on the annual rate of Rent set forth in
Article 2 or Article 23, as the case may be, for the period in which such possession occurs, and also shall pay all direct damages sustained by Landlord on account thereof. The provisions of this Article 17 shall not operate as a waiver by Landlord of any right of re-entry hereinbefore provided.

                                   ARTICLE 18

                       COSTS, EXPENSES AND ATTORNEY'S FEES

         In case Landlord shall, without fault on its part, be made a party to any litigation commenced by or against Tenant, then Tenant shall pay all costs, expenses and reasonable attorneys' fees incurred or paid by Landlord in connection with such litigation. Tenant shall also pay all costs, expenses and reasonable attorneys' fees that may be incurred or paid by Landlord in enforcing any of Tenant's covenants and agreements in this Lease. In case Tenant shall, without fault on its part, be made a party to any litigation commenced by or against Landlord, then Landlord shall pay all costs, expenses and reasonable attorneys' fees incurred or paid by Tenant in connection with such litigation. Landlord shall also pay all costs, expenses and reasonable attorneys' fees that may be incurred or paid by Tenant in enforcing any of Landlord's covenants and agreements in this Lease.

                                   ARTICLE 19

                              COMPLIANCE WITH LAWS

         Tenant shall operate the Premises in compliance with all applicable federal, state, and municipal laws, ordinances and regulations and shall not knowingly, directly or indirectly, make any use of the Premises or Building which is prohibited by any such laws, ordinances or regulations.

                                   ARTICLE 20

                       CERTAIN RIGHTS RESERVED BY LANDLORD

              A. Landlord's Rights. Landlord shall have the following rights, exercisable without notice (except as otherwise expressly provided in this Paragraph A) and without liability to Tenant for damage or injury to property, person or business and without affecting an eviction, constructive or actual, or disturbance of Tenant's use or possession or giving rise to any claim for set-off or abatement of Rent or additional rent or any other amounts due and payable by Tenant under this Lease:

              (1) To name the Building and, upon not less than thirty (30) days prior written notice to Tenant, to change the Building's name or street address.

              (2) To install, affix and maintain any and all signs on the exterior and interior of the Building.

              (3) To reasonably designate and approve, prior to installation, all types of carpeting, paint, wall hanging devices, window shades, blinds, drapes, and other similar equipment, and to control all internal lighting that may be visible from the exterior of the Building.

              (4) In the event that Landlord believes the suppliers of services or goods to Tenant or other tenants located in the Building are impeding access to the Building, interfering with the security of the Building or significantly increasing the amount of traffic in the Building, Landlord shall have the right to establish reasonable written rules and regulations designating, restricting or controlling the suppliers of services or goods to Tenant and other tenants in the Building.

              (5) On reasonable prior notice to Tenant, to show the Premises to prospective tenants or purchasers at reasonable hours during the Term and, if vacated or abandoned (within the meaning of Paragraph A (7) of Article 15) during such period, to decorate, remodel, repair or otherwise prepare the Premises for re-occupancy without affecting Tenant's obligation to pay Rent.

              (6) To retain at all times, and to use in appropriate instances, keys to all doors within and into the Premises. No locks shall be changed without the prior written consent of Landlord.

              (7) To have and retain a paramount title to the Premises free and clear of any act of Tenant purporting to burden or encumber it.

              (8) To grant to anyone the exclusive right to conduct any business or render any service in or to the Building, provided such exclusive right shall not operate to exclude Tenant from the use expressly permitted herein.

              (9) To approve the weight, size and location of safes and other heavy equipment and bulky articles in and about the Premises and the Building (so as not to overload the floors of the Premises), and to require all such items and furniture and similar items to be moved into and out of the Building and Premises only at such times and in such manner as Landlord shall direct in writing. Any damages done to the Building or Premises or to other tenants in the Building by taking in or putting out safes, furniture, and other items, or from overloading the floor in any way, unless the location of such items shall have been approved in writing in advance by Landlord, shall be paid by Tenant. Furniture, boxes, merchandise or other bulky articles shall be transported within the Building only upon or by vehicles equipped with rubber tires and shall be carried only in freight elevators and at such times as the management of the Building shall require. Movements of Tenant's property into or out of the Building and within the

              Building are entirely at the risk and responsibility of Tenant, and Landlord reserves the right to require permits before allowing any such property to be moved into or out of the Building.

              (10) To prohibit the placing of vending or dispensing machines of any kind in or about the Premises without the prior written permission of Landlord.

              (11) To have access for Landlord and other tenants of the Building to any mail chutes located on the Premises according to the rules of the United States Post Office.

              (12) To change the arrangement or-location of entrances, passageways, doors and doorways, corridors, stairs, toilets and other public service portions of the Building not contained within the Premises or any part thereof, so long as no such change materially, adversely affects Tenant's use of or access to Premises.

              (13) To close the Building after regular working hours and on Saturdays, Sundays and legal holidays subject, however, to Tenant's right to admittance, under such reasonable written regulations as Landlord may prescribe from time to time, which may include by way of example but not of limitation, that persons entering or leaving the Building identify themselves to Building personnel by registration or otherwise and that said persons establish their rights to enter or leave the Building.

              B. Landlord May Enter Premises. Landlord may enter upon the Premises and may exercise any or all of the foregoing rights hereby reserved without being deemed guilty of an eviction or disturbance of Tenant's use or possession and without being liable In any manner to Tenant; provided, however, that if Landlord enters upon the Premises for any reason whatsoever, Landlord shall use reasonable efforts so as not to unreasonably interfere with Tenant's use of or access to the Premises.

                                   ARTICLE 21

                                    ESTOPPEL

         Tenant agrees that from time to time, upon not less than ten (10) days' prior request by Landlord, Tenant or Tenant's duly authorized representative having knowledge of the following facts shall deliver to Landlord or to a prospective purchaser of the Building, or any interest therein, or to any prospective or actual mortgagee or any trustee under any mortgage against the Building, a statement in writing certifying (a) that this Lease is unmodified and in full force and effect (or if there have been modifications that the Lease as modified is in full force and effect); (b) the dates to which the Rent and any other sums due under this Lease have been paid; (c) that, to the best of such authorized representative's knowledge, neither Landlord nor Tenant is in default under any provision of this Lease, or, if in default, the nature thereof in detail; (d) that there are no offsets or defenses to the payment of Rent or any such offsets or defenses, specifying such in detail; and (e) such other matters as may reasonably be requested by Landlord, or such prospective purchaser or the mortgagee or trustee under any such mortgage.

                                   ARTICLE 22

                              RULES AND REGULATIONS

         Landlord reserves the right to make such reasonable written rules and regulations as in Landlord's judgment may from time to time be needful for the safety, care and cleanliness of the Building and Premises and for the preservation of good order therein.

         Tenant agrees to observe the reservations to Landlord in Article 20 hereof and agrees, for itself, its employees, agents, servants, clients, customers, invitees, licensees and guests to observe and comply at all times with the written rules and regulations as Landlord may from time-to-time make for the Building, and that failure to observe and comply with such reservations, rules and regulations shall constitute a Default under Article 15 of this Lease.

         All such rules and regulations shall be applied uniformly against all tenants and other occupants of the Building, including, without limitation, Landlord, but any failure by Landlord to enforce any rules or regulations now or hereafter in effect, either against Tenant or any other tenant in the Building, shall not constitute a breach hereunder or waive any such rules and regulations.

                                   ARTICLE 23

                              OPTION TO EXTEND TERM

              A. Extension Option; Option Period. Provided that, at the time Tenant delivers its notice pursuant to Paragraph B of this Article 23, and at the commencement of the particular Option Period (as hereinafter defined) to which such notice relates, this Lease is then in full force and effect and that no Default then exists or no event which, with notice or the passage of time or both, would constitute a Default then exists under this Lease, Landlord hereby grants to Tenant options to extend the Term of the Building 90 space (each such option to extend being hereafter called an "Extension Option") on the same terms, conditions and provisions as contained in this Lease, except as otherwise provided herein, commencing on the first day following the last day of the then Term. Tenant acknowledges that each Extension Option granted to Tenant under this Article 23 shall apply only to the Current Space.

              B. Manner of Exercise. Any Extension Option pursuant to this
Article 23 shall be exercisable by written notice from Tenant to Landlord, given no later than three (3) months prior to the expiration of the Term (as the same may have then been extended under this Article 23), time being of the essence. If not so exercised, such Extension Option and each and every other subsequent Extension Option under this Article 23 shall thereupon expire.

              C. Effect of Exercise. If Tenant has validly exercised its Extension Option under this Article 23, (i) the Term of this Lease will be extended for the applicable Option Period, (ii) this Lease will expire, if not extended pursuant to this Article 23 or if not terminated earlier under any other provisions of this Lease, upon the last date of the application Option Period, and (iii) the term "Term" as used in this Lease shall mean the original or previous Term of this Lease as so extended.

              D. Rent During Option Period. Notwithstanding any other provision contained in this Lease, the Rent payable during such Option Period shall be current rent increased four percent (4%).

                                   ARTICLE 24

                            ASSIGNMENT AND SUBLETTING

              A. Assignment and Subletting. Except as otherwise provided herein, Tenant shall not, without the prior written consent of Landlord, (1) assign, convey, mortgage, pledge or otherwise transfer this Lease, or any part thereof, or any interest hereunder; (2) permit any assignment of this Lease, or any part thereof, by operation of law; (3) sublet the Premises, or any part thereof; or
(4) permit the use of the Premises, or any part thereof, by any parties other than Tenant, its agents, invitees and employees. Except in the case of an assignment or subletting to a Permitted Assignee as provided in Paragraph E of this Article 24, Tenant shall, by notice in writing, advise Landlord of its intention from, on or after a stated date (which shall not be less than thirty
(30) days after date of Tenant's notice), to assign this Lease, or any part thereof, or to sublet any part or all of the Premises for the balance or any part of the Term. Tenant's notice shall include all of the terms of the proposed assignment or sublease or in separate agreements) and shall state the consideration therefor. Tenant's notice shall state the name and address of the proposed assignee or sub-tenant and a true and complete copy of the proposed assignment or sublease and any and all other agreements relating thereto shall be delivered to Landlord with Tenant's notice.

              B. Landlord's Right to Recapture. In the event that Tenant intends to sublet all or any portion of the Premises or assign this Lease, other than to a Permitted Assignee (as described in Paragraph E below), Landlord shall have the right, to be exercised by giving written notice to Tenant within ten (10) business days after receipt of Tenant's notice, to recapture all or such portion of the Premises as is described in Tenant's notice and such recapture notice shall, if given, cancel and terminate this Lease with respect to the space therein described as of the date stated in Landlord's notice. If Tenant's notice shall cover all of the Premises, and Landlord shall have exercised its foregoing recapture right, the Term of this Lease shall expire and end on the effective date of such assignment or sublease as fully and completely as if that date had been herein definitely fixed for the expiration of the Term. If, however, this Lease is hereby canceled with respect to less than the entire Premises, Rent reserved herein and additional rent shall be adjusted on the basis of the number of square feet retained by Tenant in proportion to the number of square feet contained in the Premises, as described in this Lease, and this Lease as so amended shall continue thereafter in full force and effect.

              C. Landlord Election Not to Recapture. If Landlord, upon receiving Tenant's notice with respect to any such space, shall not exercise its right to recapture as aforesaid, and if no Default then exists or no event which, with notice or passage of time or both, would constitute a Default then exists, Landlord will not unreasonably withhold its consent to Tenant's assignment of the Lease or subletting such space to the party identified in Tenant's notice; provided, however, that in the event Landlord consents to any such assignment or subletting, and as a condition thereto, Tenant shall pay to Landlord all profit derived by Tenant from such assignment or subletting. For purposes of the foregoing, profit shall be deemed to include, but shall not be limited to, the amount paid or payable to Tenant to effect or to induce Tenant to enter into any such transaction, and the amount of all rent and other consideration of whatever nature payable by such assignee or sublessee in excess of the Rent or additional rent payable by Tenant under this Lease, after deducting Tenant's documented and reasonable costs associated with the assignment or subletting of the Premises. If a part of the consideration for such assignment or subletting shall be payable other than in cash, the payment to Landlord of its share of such non-cash consideration shall be in such form as is satisfactory to Landlord.

         Tenant shall and hereby agrees that it will furnish to Landlord upon request from Landlord a complete statement, certified by an officer of Tenant, setting forth in detail the computation of all profit derived and to be derived from such assignment or subletting. Tenant agrees that Landlord, Agent or any other authorized representative of Landlord shall be given access at all reasonable times to the books, records and papers of Tenant relating to any such assignment or subletting, and Landlord shall have the right to make copies thereof. Tenant's profit due Landlord hereunder shall be paid to Landlord within five (5) days of receipt by Tenant of payments made from time to time by such assignee or sublessee to Tenant.

              D. Limitations on Percentage Rent. If Landlord consents to any sublease, assignment, or other agreement for the possession, use, occupancy or utilization of the Premises, no such sublease, assignment or agreement shall contain a provision providing for rental or any other payment to be based in whole or in part on the net income or profits derived by any person from the property leased (other than an amount based on fixed percentage or percentages of gross receipts or sales) and any such provision shall render such sublease, assignment or agreement absolutely void and ineffective as a conveyance of any right or interest in the possession, use, occupancy or utilization of any part of the Premises.

              E. Permitted Assignee. Notwithstanding anything contained herein to the contrary, at any time and from time to time during the Term, Tenant may without Landlord's consent assign this Lease or sublet any portion or all of the Premises for all or any portion of the Term to any Permitted Assignee (as hereinafter defined), so long as on the effective date of such assignment or subletting no Default then exists or no event which, with notice or passage of time or both, would constitute a Default then exists. In connection with an assignment or subletting to a Permitted Assignee, Tenant shall not be obligated to pay to Landlord any portion of the sublease profit described in Paragraph C of this Article 24 derived by Tenant from such assignment or subletting (if any). For purposes of this Lease, "Permitted Assignee" shall mean Tenant's parent corporation, any subsidiary, any Affiliate (as hereinafter defined), or any Successor (as hereinafter defined) of Tenant or any Affiliate or Successor of any subsidiary, Affiliate or Successor of Tenant. For purposes of this Lease, an "Affiliate" shall mean any corporation or any subsidiary of or Successor to Tenant or Tenant's parent corporation or any subsidiary of or Successor to Tenant's parent corporation has a direct or indirect ownership interest equal to or greater than fifty percent. For purposes of this Lease, a "Successor" shall mean any party succeeding to all or substantially all of the business or assets of Tenant or any party resulting from a merger or consolidation with Tenant.

              F. Liability and Obligations of Tenant. Any subletting of assignment hereunder shall not release or discharge Tenant of or from any liability, whether past, present or future, under this Lease, and Tenant shall remain fully liable thereunder. Any subtenant or assignee shall agree, pursuant to a sublease or assignment agreement in a form satisfactory to Landlord, to comply with and be bound by all of the terms, covenants, conditions, provisions and agreements of this Lease to the extent of the portion of the Premises sublet or to which such assignment applies, and Tenant shall deliver to Landlord promptly after execution, an executed copy of each such sublease or assignment and an agreement of compliance by each such subtenant or assignee. Tenant agrees to pay Landlord, on demand, all reasonable costs incurred by Landlord (including reasonable fees paid to consultants and attorneys) in connection with any request by Tenant for Landlord to consent to any assignment or subletting by Tenant. Any sale, assignment, mortgage, transfer, or subletting of this Lease which is not in compliance with the provisions of this Article 24 shall be of no effect and void.

                                   ARTICLE 25

                                     NOTICE

         All notices, requests, waivers and other communications required or permitted to be given pursuant to this Agreement shall be in writing and shall be deemed to have been duly given (i) when delivered in person, or (ii) three days after deposit in the United States mail, sent by registered or certified mail, return receipt requested, or (iii) one day after deposit with a commercial "overnight" delivery service, in any case, with postage, registration and certification fees or delivery charges prepaid:

         If to Landlord, to:

                                    Illinois Institute of Technology
                                    IIT Center
                                    10 West 33rd Street - Suite 224
                                    Chicago, Illinois 60616
                                    Attention: Joel Asprooth, Vice President for
                                               Business and Finance

         With a copy to:

                                    Illinois Institute of Technology
                                    IIT Center
                                    10 West 33rd Street - Suite 224
                                    Chicago, Illinois 60616
                                    Attention: Mary Anne Smith, Vice President
                                               and University Counsel

or to such other address or addressee as hereafter shall be furnished by a notice sent in like manner by any party hereto to the other. Persons to whom copies of notices are to be sent shall be sent copies for information purposes only and such copies may be sent via regular mail, telecopy or any other means. A failure to give or receive such copies shall not affect the validity of notice given to a party.

                                   ARTICLE 26

                              SUCCESSIVE LANDLORDS

         The term "landlord" as used in this Lease means only the owner or owners from time to time of the Building of which the Premises form a part. In the event of any sale or sales of the Building, Landlord in its sole discretion may either (i) terminate this Lease by providing Tenant within thirty (30) days prior written notice and thereafter be discharged of any further liability under this Lease; or (ii) assign this Lease to the purchaser of the Building and if any security deposit has been made by Tenant, Landlord may transfer the balance of the security deposit to the purchaser of the Building and thereafter landlord shall be discharged of any further liability with respect to the security deposit.

                                   ARTICLE 27

                             SUBORDINATION OF LEASE

         Landlord may hereafter execute and deliver a mortgage or trust deed in the nature of a mortgage against the Building, or any interest therein. If requested by the mortgagee or trustee under any mortgage or trust deed, Tenant will, at the option of such mortgagee or trustee, either (a) subordinate its interest in this Lease to such mortgage or trust deed, and to any and all advances made thereunder and to the interest thereon, and to all renewals, replacements and extensions thereof, provided that such mortgagee or trustee shall agree concurrently therewith, pursuant to a non-disturbance and attornment agreement executed in recordable form, so long as no Default then exists or no event which, with notice or passage of time or both, would constitute a Default then exists under this Lease, that this Lease shall not be terminated nor shall Tenant's use, possession or enjoyment of the Premises be interfered with nor shall the leasehold estate granted in this Lease be affected in any way by the giving of a deed in lieu of foreclosure or the foreclosure of or any action or proceeding instituted under such mortgage or trust deed, or (b) make Tenant's interest in this Lease superior. Subject to the immediately preceding sentence, Tenant will execute and deliver such agreement or agreements as may be reasonably required by such mortgage or trustee. In addition, if any mortgage or trust deed is foreclosed or a deed in lieu of foreclosure is given to the mortgagee or trustee thereunder (or its designee), (i) the liability of the mortgagee or trustee thereunder or purchaser at such foreclosure sale or the liability of a subsequent owner designated as landlord under this Lease shall exist only so long as such trustee, mortgagee, purchaser or owner is the owner of the Building and such liability shall not continue or survive after further transfer of ownership; and (ii) upon request of such mortgagee or trustee, Tenant will agree to become tenant and attorn to the new owner or landlord after the purchase at any foreclosure sale thereunder or the giving of a deed in lieu of foreclosure on the same terms and conditions of this Lease, and will execute such instruments as may be necessary or appropriate to evidence such agreement, provided that such mortgagee, trustee, new owner or landlord shall agree pursuant to a non-disturbance and attornment agreement executed in recordable form, so long as no Default then exists or event which, with notice or passage of time or both, would constitute a Default then exists under this Lease, that this Lease shall not be terminated nor shall Tenant's use, possession or enjoyment of the Premises be interfered with nor shall the leasehold estate granted in this Lease be affected in any way by the giving of a deed in lieu of foreclosure or the foreclosure of or any action or proceeding instituted under such mortgage or trust deed.

                                   ARTICLE 28

                                     BROKERS

         Tenant represents and warrants to Landlord that neither it nor its officers or agents nor anyone acting on its behalf has dealt with any real estate brokers in the negotiation or making of this Lease, and Tenant agrees to indemnify and hold harmless Landlord from the claim or claims of any other broker or brokers claiming to have interested Tenant in the Building or Premises or claiming to have caused Tenant to enter into this Lease.

                                   ARTICLE 29

                                 QUIET ENJOYMENT

         Subject to the provisions of this Lease, Landlord covenants that Tenant, on paying the Rent and other amounts due and payable pursuant to this Lease and' performing the covenants of this Lease on its part to be performed, shall and may peaceably and quietly have, hold and enjoy the Premises for the Term of this Lease.

                                   ARTICLE 30

                                  MISCELLANEOUS

         Landlord and Tenant further covenant with each other that:

              A. Remedies Cumulative. All rights and remedies of Landlord under this Lease shall be cumulative and none shall exclude any other rights and remedies allowed by law.

              B. Meaning of Tenant; Gender. The word "Tenant" wherever used herein shall be construed to mean Tenants in all cases where there is more than one Tenant, and the necessary grammatical changes required to make the provisions hereof apply either to corporations or individuals, men or women, shall in all cases be assumed as though in each case fully expressed.

              C. Binding Effect. Each of the provisions of this Lease and all covenants, indemnities and agreements of the parties hereto shall extend to and shall, as the case may require, bind or inure to the benefit, not only of Landlord and of Tenant, but also of their respective heirs, legal representatives, successors and assigns, provided this clause shall not permit any assignment contrary to the provisions of Article 24 hereof.

              D. Complete Agreement Modifications. All negotiations, considerations, representations and understandings between Landlord and Tenant are incorporated herein and may be modified or altered only by agreement in writing between Landlord and Tenant, and no act or omission of any employee or other agent of Landlord, Landlord's agent or any brokers of Landlord shall alter, change or modify any of the provisions hereof. This Lease constitutes the entire agreement between Landlord and Tenant with respect to the Premises and there are no representations, warranties, promises, agreements, conditions or undertakings, oral or written, between Landlord or Tenant other than those set forth herein. Any subsequent change, addition or alteration to this Lease shall not be binding upon Landlord or Tenant unless in writing and signed by both parties.

              E. No Rights to Air and Light. No rights to light or air over any property, whether belonging to Landlord or any other person, are granted to Tenant by this Lease.

              F. Headings. Article or paragraph headings in this Lease are solely for convenience of reference and shall not in any way limit or amplify the terms and provisions hereof.

              G. Applicable Law; Construction of Provisions. The laws of the State of Illinois shall govern the validity, performance and enforcement of this Lease. If any provision of this Lease is capable of two constructions, one of which would render the provision invalid and the other of which would make the provision valid, then the provision shall have the meaning which renders it valid.

              H. Recording. Neither this Lease, nor any memorandum, affidavit or other writing with respect thereto, shall be filed for record by Tenant or by anyone acting through, under or on behalf of Tenant, and the filing for record thereof in violation of this provision shall make this Lease null and void at Landlord's election.

              I. Relationship of Parties. Nothing contained in this Lease shall be deemed or construed by the parties hereto or by any third party to create the relationship of principal and agent, partnership, joint venture or any association between Landlord and Tenant, it being expressly understood and agreed that neither the method of computation of rent now any act of the parties hereto shall be deemed to create any relationship between Landlord and Tenant other than the relationship of landlord and tenant.

              J. Application of Payments. Landlord shall have the right to apply payments received from Tenant pursuant to this Lease (regardless of Tenant's designation of such payments) to satisfy any obligations of Tenant hereunder, in such order and amounts, as Landlord its sole discretion, may elect.

              K. Severability. If any term, covenant or condition of this Lease or the application thereof to any person or circumstance shall, to any extent, be invalid or unenforceable, the remainder of this Lease shall not be affected thereby and will be in force to the full extent permitted by law.

              L. Authorization. Tenant represents to Landlord that Tenant has full power and authority to enter into this Lease and to perform all of its obligations hereunder, and that execution and delivery of this Lease does not and will not violate or conflict with any provisions of any law, contract, mortgage, lien, instrument, agreement or judgment to which Tenant is a party or which is binding by Tenant. If Tenant is a corporation, the persons executing this Lease on behalf of such corporation hereby represent and warrant that they have been duly authorized to execute this Lease for and on behalf of such corporation pursuant to a duly adopted resolution of its board of directors or by virtue of its by-laws.

              M. Individual Liabilities of Representatives. No person executing this Lease in a representative capacity for Landlord or Tenant shall be held individually liable hereunder in the absence of fraud, provided such person acted with due authority and that intended principals are bound.

              N. Limitations of Liability. Notwithstanding anything to the contrary contained in this Lease, it is specifically understood and agreed that the liability of Landlord hereunder shall be limited to the interests of Landlord in the Building in the event of a breach by Landlord of any of the terms, covenants and conditions of this Lease to be performed by Landlord. In furtherance of the foregoing, Tenant hereby agrees that any judgment it may obtain against Landlord shall be enforceable solely against Landlord's ownership interest in the Building.

              O. Force Majeure. If Landlord fails to perform timely any of the terms, covenants and conditions of this Lease on Landlord's part to be performed, and such failure is due in whole or in part to a strike, lockout, picketing (whether legal or illegal) or other labor dispute, inability to procure fuel, supplies or materials (after using reasonable efforts), failure of power or other utility services (other than where caused by Landlord's non-payment for such services), restrictive governmental laws and regulations, riots, insurrections, war, fuel shortages, accidents, casualties, acts of God, acts of or circumstances caused directly or indirectly by Tenant (or Tenant's agents, employees, contractors, licensees or invitees) or any other cause or causes beyond the reasonable control of Landlord, then Landlord shall not be deemed in default under this Lease as a result of such failure. If Tenant is prevented from performing timely any of the terms, covenants and conditions of this Lease on Tenant's part to be performed due to a strike, lockout, picketing (whether legal or illegal) or other labor dispute, inability to procure fuel, supplies, materials (after using reasonable efforts), failure of power or other utility services (other than where caused by Tenant's non-payment for such services or failure to supply any such services otherwise required to be supplied by Tenant, so long as the same is not caused by Landlord's non-payment for such services), restrictive governmental laws and regulations, riots, insurrections, wars, fuel shortages, accidents, casualties, acts of God, acts of or circumstances caused directly or indirectly by Landlord (or Landlord's agents, employees, contractors, licensees or invitees) or any other cause or causes beyond the reasonable control of Tenant, then Tenant shall be excused from the failure to perform any such term, covenant or condition for the time during which any such cause or causes shall continue to exist before any Default shall be deemed to exist; provided, however, that except as otherwise provided herein, nothing contained in this paragraph shall relieve Tenant from the responsibility of paying Rent, additional rent or any other monetary sums or amounts due pursuant to this Lease during the period the performance of such other term, covenant or condition is excused.

              P. Time of the Essence. Time is of the essence of this Lease and of each and all provisions thereof.

              Q. Counterparts. This Lease may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

                                   ARTICLE 31

                     LANDLORD'S RIGHT TO SUBSTITUTE PREMISES

         At any time during the Term, but only once during the Term, Landlord may substitute for the Premises any other premises within the Building (herein referred to as the "New Premises") provided the New Premises shall be similar to the Premises in area and use for Tenant's purposes. In addition:

              (1) Landlord shall reimburse Tenant for all of the reasonable expenses of Tenant incurred by Tenant in moving from the Premises to the New Premises and improving the New Premises so that they are substantially similar to the then condition of the Premises;

              (2) Such move shall be made during evenings, weekends, or otherwise so as to incur the least inconvenience to Tenant;

              (3) Landlord shall first give Tenant at least sixty (60) days' notice before making any such substitution; and

              (4) Tenant shall have the right to terminate this Lease at any time prior to the effective date set forth in Landlord's notice delivered pursuant to subparagraph (3) above, if Tenant determines, in its sale discretion, that the New Premises are or will be unacceptable provided such termination notice is given not more than thirty (30) days after Landlord's notice is aforesaid.

                                   ARTICLE 32

                      EFFECT OF EARLY TERMINATION OF LEASE

         If at any time during the Term of this Lease Tenant shall have the right and shall elect to terminate the Term or this Lease prior to its then state expiration date, the rights and obligations of the parties hereto, including without limitation, Tenant's obligation to pay Rent, additional rent and other additional sums due and payable pursuant to this Lease after the effective date of such termination, shall cease as of the applicable termination date, but in no event shall either party be relieved of any liabilities or responsibilities incurred or arising prior to the applicable termination date.

                                   ARTICLE 33

                           DEFAULT UNDER OTHER LEASES

         If the term of any other lease made by Tenant for any other premises in the Building shall be terminated after the making of this Lease because of any default by Tenant (beyond any applicable notice and cure or grace periods) under such other lease, Landlord, at its option, may terminate this Lease effective immediately upon written notice of Tenant.

         IN WITNESS WHEREOF, Landlord and Tenant have caused this lease to be executed on the date first above written.

          LANDLORD:                       ILLINOIS INSTITUTE OF TECHNOLOGY
                                          an Illinois not-for-profit corporation
                                          By: /s/ Authorized Signatory
                                              ----------------------------------

                                          Its: Vice President
                                               ---------------------------------

          TENANT:                         DONLAR CORPORATION

                                          By: /s/ Larry P. Koskan
                                              ----------------------------------
                                          Its: President
                                              ----------------------------------

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